LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of the 4th day of April, 2000 (the "Effective Date") by and between JVWEB, INC., a Delaware corporation ("Licensor"), and IHOMELINE.COM, INC., a Delaware corporation ("Licensee").

                                                      RECITALS:

         WHEREAS, Licensor has acquired certain assets (the "Assets") pursuant to a certain Purchase Agreement and Assignment of even date herewith between Licensor, on the one hand, and Home Line Talk Radio, Inc., Jim Neidner and Leonard Pizalate, on the other hand;

         WHEREAS, Licensee has developed and continues to develop a World Wide Web site with the domain name "http//www.ihomeline.com" whose objective is to foster communities of consumers, manufacturers, services providers and advertisers interested in the examination, purchase, sale or offer of home-related content, products, services or advertising ("Licensee's Web Site"), and in this connection Licensor desires to acquire, for the License Period (as defined below), the right and license to use the Assets in connection with Licensee's Web Site; and

         WHEREAS, Licensor is willing to grant such a license on the terms, provisions and conditions hereinafter set forth;

                                                     AGREEMENTS:

                                                     ARTICLE I.
                                                  GRANT OF LICENSE

         Licensor hereby grants to Licensee for the License Period the right and license to use the Assets in connection with Licensee's Web Site. Licensee hereby acknowledges and agrees that it is not acquiring any rights with respect to the Assets except for use in connection with Licensee's Web Site and radio broadcasts. Licensee shall not have the right to sublicense the rights granted to it hereunder except with the express prior written consent of Licensor, which Licensor may grant or withhold in its sole discretion. Any sublicense of the rights granted to Licensee hereunder in violation of this ARTICLE I shall be null, void and without effect.

                                                     ARTICLE II.
                                                      ROYALTIES

         Licensor shall be entitled to no royalties or other compensation with respect to the license granted under ARTICLE I above.

                                                    ARTICLE III.
                                                 DUTIES OF LICENSEE

         A. Licensee hereby agrees to develop, operate, maintain, and conduct the business of, Licensee's Web Site according to regularly accepted high standards and will use its best efforts to maintain, promote and create goodwill for such Web site. All of Licensee's use pursuant to this Agreement of the trademarks and tradenames comprising the Assets ("Trademarks") must be in accordance with the reasonable specifications and quality standards from time to time prescribed by Licensor and communicated to Licensee. Licensee hereby agrees to consult and cooperate with Licensor, and take under serious considerations suggestions made by Licensor, regarding the development, operation, and maintenance of Licensee's Web Site (particularly, the content, graphics, look-and-feel, functionality and the like of such site) all with a concern for protecting and enhancing the value of the Trademarks. Any unresolvable disagreement regarding the development, operation, and maintenance of Licensee's Web Site or Licensee's use of the Trademarks (like all disagreements hereunder) shall be submitted to arbitration in accordance with ARTICLE VIII, Section B herein.

         B. Licensee hereby agrees not to use any Assets except as authorized herein.

                                                     ARTICLE IV.
                                           REPRESENTATIONS AND WARRANTIES

         A. Licensor hereby represents and warrants that it has the right to grant licenses of the scope herein granted.

                                                     ARTICLE V.
                                                   INDEMNIFICATION

         A. Licensor shall indemnify Licensee and hold Licensee harmless from any damages and liabilities (including reasonable attorneys' fees and costs) arising from any breach of any agreement, representation or warranty made by Licensor herein.

         B. Licensee shall indemnify Licensor and hold Licensor harmless from any damages and liabilities (including reasonable attorneys' fees and costs) (1) arising from any breach of any agreement, representation or warranty made by Licensee herein, or (2) arising out of any use of the Assets or Trademarks, except to the extent that such use results in a claim for infringement and Licensor actually knew that Licensee's use of the Assets or Trademarks would result in the infringement of the rights of another person.

                                                     ARTICLE VI.
                                     INTELLECTUAL PROPERTY RIGHTS AND PROTECTION

         A. All Assets and Trademarks shall be deemed and shall remain the property of Licensor. Licensee hereby agrees that it shall not at any time contest anywhere in the world Licensor's ownership rights in the Assets and Trademarks. Licensee hereby agrees that any reproductions, notes or summaries relating to the Assets become and remain immediately upon their creation the property of Licensor.

         B. In the event that either party learns of imitations or infringements of the Assets or the Trademarks, that party shall notify the other in writing of the infringements or imitations. Licensor shall have the right to commence lawsuits against third persons arising from infringement of Assets or the Trademarks. In the event that Licensor does not commence a lawsuit against an alleged infringer within 60 days of notification by Licensee, Licensee may commence a lawsuit against the third party. Before the filing suit, Licensee shall obtain the written consent of Licensor to do so, and such consent shall not be unreasonably withheld. Licensor shall cooperate fully and in good faith with Licensee for the purpose of securing and preserving Licensee's rights to the Assets and the Trademarks. Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as resolution of an infringement dispute) shall be divided equally between the parties after deduction and payment of reasonable attorneys' fees to the party bringing the lawsuit.

                                                    ARTICLE VII.
                                           LICENSE PERIOD AND TERMINATION

         A. The term of this Agreement (the "License Period") shall commence upon the Effective Date and shall continue on a month-to-month thereafter until terminated by either party hereto at any time upon prior written notice to the other party given more than 30 prior to the end of the month with respect to which termination is wanted.

         B. Upon the termination of this Agreement, the following events shall occur:

         (1) all rights granted to Licensee under this Agreement shall immediately terminate and revert to Licensor;

         (2) Licensee shall immediately refrain from further use of any Assets or Trademarks; and

         (3) Licensee shall, as directed by Licensor, promptly destroy or deliver to Licensor all materials then under Licensee's control (including signs, advertising materials and catalogs) containing any Trademark.

         C. The obligations under the following provisions of this Agreement shall survive any termination of this Agreement:

         (1)      the indemnification provisions of ARTICLE V;

         (2)      the intellectual property provisions of ARTICLE VI, Section A;
                  and

         (3)      the miscellaneous provisions of ARTICLE VIII.

                                                    ARTICLE VIII.
                                                    MISCELLANEOUS

         A. Governing Law and Jurisdiction. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         B. Arbitration. All disputes arising out of this Agreement shall be submitted by either party hereto to arbitration pursuant to the rules of the American Arbitration Association, Commercial Division, as such party's sole remedy in this regard. Any arbitration proceeding shall occur in such location upon which the parties may agree or (in the absence of any agreement) in Houston, Texas.

         C. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         D. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         E. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         F. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         G. Cumulative Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         H. Relationships Not Created. Nothing contained in this Agreement shall be construed to place the parties in the relationship of agent, employee, franchisee, officer, partners or joint ventures. Neither party may create or assume any obligation on behalf of the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on the date set forth above.

                                   "LICENSOR"

                                   JVWEB, INC.

                            By:   /s/ Greg J. Micek
                            ----------------------------------------------------
                           Greg J. Micek, President

                           Address: 5444 Westheimer, Suite 2080 Houston, Texas 77056

                                   "LICENSEE"

                                    IHOMELINE.COM, INC.



                                    By:  /s/ Jim Neidner
                                   ---------------------------------------------
                                    Jim Neidner, President

                                    Address: #15 Villas Way
                                    Montgomery, Tx. 77456

THE STATE OF TEXAS                          ?
                                                              ?
COUNTY  OF  HARRIS                                   ?

         BEFORE ME, the undersigned authority, on this day personally appeared Greg J. Micek, President of JVWEB, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN  UNDER MY HAND AND SEAL OF  OFFICE,  this the ____ day of  April,
2000.


                                                     ---------------------------
                                                     Notary Public in and for
                                                     the State of TEXAS

My Commission Expires:

----------------------


THE STATE OF TEXAS                          ?
                                                              ?
COUNTY  OF  HARRIS                                   ?

         BEFORE ME, the undersigned authority, on this day personally appeared Jim Neidner, President of IHOMELINE.COM, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN  UNDER MY HAND AND SEAL OF  OFFICE,  this the ____ day of  April,
2000.


                                                     ---------------------------
                                                     Notary Public in and for
                                                     the State of TEXAS

My Commission Expires:

----------------------